As filed with the Securities and Exchange Commission on July 28, 2004

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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|_|   Soliciting Material Pursuant to Rule14a-12

                         SMITH BARNEY WORLD FUNDS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

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

                         SMITH BARNEY WORLD FUNDS, INC.
                                  on behalf of
                        GLOBAL GOVERNMENT BOND PORTFOLIO

                         ------------------------------
                             Your Vote is Important
                         ------------------------------

Dear Shareholder:

      The Board of Directors (the "Board") of Smith Barney World Funds, Inc. is asking you to consider and approve a proposal to change the investment objective of the Global Government Bond Portfolio (the "Portfolio"). The Portfolio's current investment objective is high current income and capital appreciation consistent with its policy of investing principally in high quality bonds of the United States and foreign governments. The proposed new primary investment objective is total return with a secondary investment objective of current income. If the proposal is approved, the Portfolio will invest at least 80% of its net assets in inflation-protected securities issued by U.S. and non-U.S. governments, their agencies or instrumentalities and corporations that are structured to provide protection against inflation, certain other fixed income securities that the manager believes will provide protection against inflation and derivatives related to such securities. If shareholders approve the proposal to change the Portfolio's investment objective, the Portfolio's name will be changed to "Smith Barney Inflation Management Fund."

      In conjunction with the proposal to approve the new investment objective, the Board is also asking you to consider and approve a proposal to eliminate the fundamental investment policy that limits the Portfolio's ability to engage in futures and options on futures activities for "non-hedging" purposes. This policy requires the Portfolio to abide by limits that were previously imposed by rules of the Commodity Futures Trading Commission ("CFTC") but which the CFTC has eliminated for mutual funds. If this fundamental policy is eliminated, the Portfolio will engage in futures activities consistent with its new investment objective and investment policies.

      We are pleased to invite you to attend a special meeting of shareholders to consider the approval of the proposals to (a) change the Portfolio's primary investment objective to total return with a secondary investment objective of current income and (b) eliminate the fundamental investment policy that limits the Portfolio's ability to engage in futures and options on futures activities for "non-hedging" purposes.

      THE BOARD BELIEVES THAT THE PROPOSALS ARE IMPORTANT AND RECOMMENDS THAT YOU READ THE ENCLOSED MATERIALS CAREFULLY AND THEN VOTE FOR EACH PROPOSAL.


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

      Detailed information about each proposal may be found in the attached Proxy Statement. You are entitled to vote at the meeting and any adjournments thereof if you owned shares of the Portfolio at the close of business on July 30, 2004. If you attend the meeting, you may vote your shares in person. If you do not expect to attend the meeting, please complete, date, sign and return the enclosed proxy in the enclosed postage paid envelope. We also encourage you to vote by touch-tone telephone, by facsimile or through the Internet. Proxies may be voted by telephone by calling 1-877-456-6399 between the hours of 8:00 a.m. and 8:00 p.m. (Eastern time), by facsimile by sending your signed proxy card to the toll-free fax number that appears on your proxy card, or through the Internet using the Internet address located on your proxy card.

      Voting by touch-tone telephone, facsimile or through the Internet will reduce the time and costs associated with the proxy solicitation. When the Portfolio records proxies by telephone, by facsimile or through the Internet, it will use reasonable procedures designed to (i) authenticate shareholders' identities, (ii) allow shareholders to authorize the voting of their shares in accordance with their instructions and (iii) confirm that their instructions have been properly recorded.

      Whichever voting method you use, please read the full text of the proxy statement before you vote.

      If you have any questions regarding the proposal, please feel free to call PFPC Inc., the Portfolio's proxy solicitor, at 1-877-456-6399 or your Smith Barney Financial Consultant or Service Agent.

IT IS IMPORTANT THAT YOUR VOTING INSTRUCTIONS BE RECEIVED PROMPTLY.

                                      Respectfully,


                                      R. Jay Gerken
                                      Chairman of the Board, President
                                      and Chief Executive Officer


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

                                                                August ___, 2004

                         SMITH BARNEY WORLD FUNDS, INC.
                                  on behalf of
                        GLOBAL GOVERNMENT BOND PORTFOLIO

                         ------------------------------
                    Important News for Portfolio Shareholders
                         ------------------------------

      While we encourage you to read the full text of the enclosed Proxy Statement, here is a brief overview of the proposals on which you are being asked to vote.

                          Q & A: QUESTIONS AND ANSWERS

Q:    WHY AM I RECEIVING THIS PROXY STATEMENT?

A:    The purpose of the Proxy Statement is to seek shareholder approval of proposals to change the Portfolio's investment objective and to eliminate the Portfolio's fundamental investment policy limiting the use of futures and options on futures. The Portfolio's current investment objective is high current income and capital appreciation consistent with its policy of investing principally in high quality bonds of the United States and foreign governments. The proposed new primary investment objective is total return with a secondary investment objective of current income. The Portfolio currently has a fundamental investment policy that limits its ability to engage in futures and options on futures activities for "non-hedging" purposes. This policy requires the Portfolio to abide by limits that were previously imposed by rules of the Commodity Futures Trading Commission ("CFTC") but which the CFTC has eliminated for mutual funds. Shareholder approval is required to change the Portfolio's investment objective and to eliminate a fundamental investment policy of the Portfolio.

Q:    HOW WILL THESE CHANGES AFFECT THE WAY THE PORTFOLIO IS MANAGED?

A:    If the proposals are approved, the Portfolio will no longer invest at least 80% of its assets in high quality bonds issued or guaranteed by the United States or foreign governments, their political subdivisions or their agencies, authorities, or instrumentalities. Instead, it will invest at least 80% of its net assets in inflation-protected securities issued by U.S. and non-U.S. governments, their agencies or instrumentalities and corporations that are structured to provide protection against inflation, certain other fixed income securities that the manager believes will provide protection against inflation, and derivatives related to such securities. If shareholders approve the proposals to change the Portfolio's investment objective and to eliminate the fundamental policy limiting the use of futures and options on futures, the Portfolio's name will be changed to "Smith Barney Inflation Management


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

Fund." Shareholders should be aware that it is anticipated that the restructuring of the Portfolio's investments to implement its new investment objective and policies will require the sale of most of the Portfolio's securities, resulting in the realization of capital gains and the distribution of those gains to shareholders.

      Shareholders who wish to remain invested in a fund that invests primarily in the global bond markets should consult their Smith Barney Financial Consultant or Service Agent for more information about alternatives. Smith Barney will waive the contingent deferred sales charge for any shareholder who redeems Portfolio shares during the period from August 19, 2004 to September 30, 2004 rather than staying in the Portfolio.

Q: WHAT ARE THE BENEFITS OF THE PROPOSED CHANGE IN THE PORTFOLIO'S INVESTMENT OBJECTIVE?

A:    The manager proposed the new investment objective and policies because it believed that they would provide shareholders with the potential to benefit from the combination of improved performance from the inflation management strategy, reduced expenses and the growth in Portfolio assets that may be reasonably anticipated based on the interest investors have shown in funds employing similar investment strategies. In approving the proposal, the Board considered that over time the Portfolio's assets have been declining and noted the manager's belief that under current and foreseeable market conditions the Portfolio's assets would continue to decline if it maintained its current investment objective and policies. The Board also considered the manager's belief that in light of the Portfolio's declining asset base and current and foreseeable market conditions, the Portfolio would not likely be able successfully to satisfy the reasonable investment objectives of shareholders and other investors. The Board noted that the Portfolio had underperformed its benchmark and comparable funds over the past ten years. The manager informed the Board of its belief that the proposed investment objective and investment strategies would be more attractive to investors than the Portfolio's current investment policies and, as a result, the Portfolio's assets would be expected to increase if shareholders approve the new investment objective. The Board considered that inflation-managed funds seek to provide attractive income and total return with potentially less risk than a global government bond fund. Inflation-protected securities of the type proposed for the Portfolio are commonly used as a hedge against inflation and seek to produce a real rate of return that will not be eroded by the effects of inflation. The Board took note of the manager's belief that an inflation-managed fund could be an attractive investment option for the Portfolio's shareholders.

      In connection with the change in the Portfolio's investment objective, the manager would be reducing the Portfolio's management fee from 0.75% of the Portfolio's average daily net assets to 0.60% of the Portfolio's average daily net assets. Shareholders are not being asked to approve the reduction in the Portfolio's investment management fee because a reduction in that fee can be adopted without shareholder approval.


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

Q:    WHAT ARE THE BENEFITS AND RISKS OF INVESTING IN INFLATION-PROTECTED
      SECURITIES?

A:    Inflation-protected securities are designed to protect investors'
purchasing power from inflation. Inflation-protected securities seek to produce a real rate of return that will not be diminished by inflation. Inflation-protected securities are fixed income securities that are structured to provide protection against inflation and whose principal value or coupon (stated interest rate) is periodically adjusted according to the rate of inflation. If the index measuring inflation falls, the principal value or coupon of inflation-protected securities will be adjusted downward. Consequently, the interest payable on these securities will be reduced. U.S. Treasury Inflation-Protected Securities ("U.S. TIPS") pay interest semi-annually, equal to a fixed percentage of the inflation-adjusted principal amount. The interest rate on these bonds is fixed at issuance, but over the life of the bond this interest may be paid on an increasing or decreasing principal amount that has been adjusted for inflation. Repayment of the original bond principal upon maturity (as adjusted for inflation) is not guaranteed for inflation-protected securities. As a result, the adjusted principal value of the bond repaid at maturity may be less than the original principal. The current market value of U.S. TIPS is not guaranteed and will fluctuate.

      As a fund investing principally in inflation-protected securities, the Portfolio's principal risks would be interest rate, prepayment and extension risk, as well as the risk that securities issued by U.S. government-sponsored enterprises are not backed by the full faith and credit of the U.S. but only by the credit of the enterprise. Prepayment risk is the risk that, as interest rates decline, the issuers of securities held by the Portfolio will exercise their option to prepay principal earlier than scheduled, forcing the Portfolio to reinvest in lower yielding securities. Extension risk is the risk that, during periods of rising interest rates, slower than expected principal payments may extend the average life of fixed income securities held by the Portfolio, locking in below market interest rates and reducing the value of these securities. The value of inflation-protected securities generally fluctuates in response to changes in real interest rates. Real interest rates are tied to the relationship between nominal interest rates and the rate of inflation. If nominal interest rates increase at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-protected securities. Conversely, if inflation rises at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-protected securities. Income distributions of the fund are likely to fluctuate more than a conventional bond fund. Investors in the fund who do not reinvest income distributions from inflation adjustments will not maintain the full potential of their investment to seek inflation protection over the long term.


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

Q: WHAT ARE THE BENEFITS OF THE PROPOSED ELIMINATION OF THE PORTFOLIO'S FUNDAMENTAL INVESTMENT POLICY LIMITING FUTURES?

A:    The Portfolio's manager recommended, and the Board approved, the proposed elimination of the Portfolio's fundamental investment policy limiting the use of futures and options on futures in order to maximize the Portfolio's investment flexibility. Because the limits previously imposed by the CFTC rules that are contained in the Portfolio's policy have been eliminated, the Portfolio's current policy is more restrictive than the CFTC rules require. Therefore, the Board believes it is in the Portfolio's best interest to eliminate the Portfolio's fundamental investment policy. The manager has informed the Board that the elimination of this policy is necessary for the Portfolio to implement the new investment objective and policies.

Q:    HOW DO THE BOARD MEMBERS OF MY FUND RECOMMEND THAT I VOTE?

A:    AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS, INCLUDING THE
INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO CHANGE THE PORTFOLIO'S INVESTMENT OBJECTIVE AND "FOR" THE PROPOSAL TO ELIMINATE THE PORTFOLIO'S FUNDAMENTAL INVESTMENT POLICY LIMITING THE USE OF FUTURES AND OPTIONS ON FUTURES.

Q:    WHO DO I CALL FOR MORE INFORMATION?

A:    Please call PFPC Inc., the Portfolio's proxy solicitor, at 1-877-456-6399 or your Smith Barney Financial Consultant or Service Agent.

Q:    HOW CAN I VOTE MY SHARES?

A:    Please choose one of the following options to vote your shares:

      o     By mail, with the enclosed proxy card;
      o By touch-tone telephone, with a toll-free call to the telephone number that appears on your proxy card or, if no toll-free telephone number appears on your proxy card, to PFPC Inc., the Portfolio's proxy solicitor, at 1-877-456-6399;
      o Through the Internet, by using the Internet address located on your proxy card and following the instructions on the site;
      o By facsimile, by sending your signed proxy card to the toll-free fax number that appears on your proxy card; or
      o     In person at the special meeting.

                         SMITH BARNEY WORLD FUNDS, INC.
                                  on behalf of
                        GLOBAL GOVERNMENT BOND PORTFOLIO
                                125 Broad Street
                            New York, New York 10004

                         ------------------------------
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        To be Held on September 24, 2004
                         ------------------------------

To the Shareholders of Global Government Bond Portfolio:

      Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of the Global Government Bond Portfolio (the "Portfolio") of Smith Barney World Funds, Inc. (the "Company") will be held at Citigroup Center, 153 East 53rd Street, 14th Floor, Conference Room, New York, New York 10022 on September 24, 2004, at 10:00 a.m., local time, for the following purposes:

      1(a)  To approve a change in the Portfolio's investment objective;

      1(b) To approve the elimination of a fundamental investment policy of the Portfolio; and

      2 To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

      Each proposal is discussed in greater detail in the attached proxy statement.

      If the enclosed proxy is properly executed and returned in time to be voted at the Special Meeting, the Shares represented thereby will be voted in accordance with the instructions marked thereon. Unless instructions to the contrary are marked on the proxy, it will be voted FOR each proposal. The appointed proxies will vote, in their discretion, on any other business as may properly come before the Special Meeting or any adjournments thereof.

      THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF EACH PROPOSAL.

      Holders of record of shares of the Portfolio at the close of business on July 30, 2004 are entitled to vote at the Special Meeting and at any adjournment(s) thereof. As a convenience to shareholders, you can vote in any of five ways:

      o     By mail, with the enclosed proxy card(s);
      o By telephone, with a toll-free call to the telephone number that appears on your proxy card or, if no toll-free telephone number appears on your proxy card, to PFPC Inc., the Portfolio's proxy solicitor, at 1-877-456-6399;
      o Through the Internet, by using the Internet address located on your proxy card and following the instructions on the site;
      o By facsimile, by sending your signed proxy card to the toll-free fax number that appears on your proxy card; or
      o     In person at the Special Meeting.

      If you have any questions regarding the proposals, please feel free to call PFPC Inc., the Portfolio's proxy solicitor, at 1-877-456-6399 or your Smith Barney Financial Consultant or Service Agent.

                                             By order of the Board of Directors,

                                             Robert I. Frenkel
                                             Secretary

August __, 2004

      YOUR VOTE IS IMPORTANT REGARDLESS OF THE SIZE OF YOUR HOLDINGS IN THE PORTFOLIO. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ASK THAT YOU PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD (UNLESS YOU ARE VOTING BY TOUCH-TONE TELEPHONE OR FAX OR THROUGH THE INTERNET) AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE CONTINENTAL UNITED STATES. INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXIES ARE SET FORTH ON THE FOLLOWING PAGE.

                         ------------------------------


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

                      INSTRUCTIONS FOR SIGNING PROXY CARDS

      The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Portfolio involved in validating your vote if you fail to sign your proxy card properly.

      1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

      2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

      3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration                                               Valid Signature
------------                                               ---------------

Corporate Accounts

(1)   ABC Corp. ...................................  ABC Corp.
(2)   ABC Corp. ...................................  John Doe, Treasurer
(3)   ABC Corp.
         c/o John Doe, Treasurer ..................  John Doe
(4)   ABC Corp. Profit Sharing Plan ...............  John Doe, Director

Trust Accounts

(1)   ABC Fund ....................................  Jane B. Doe, Director
(2)   Jane B. Doe, Director
         u/t/d 12/28/78 ...........................  Jane B. Doe, Director

Custodial or Estate Accounts

(1)   John B. Smith, Cust.
         f/b/o John B. Smith, Jr. UGMA ............  John B. Smith
(2)   Estate of John B. Smith .....................  John B. Smith Jr., Executor

                         SMITH BARNEY WORLD FUNDS, INC.
                                  on behalf of
                        GLOBAL GOVERNMENT BOND PORTFOLIO
                                125 Broad Street
                            New York, New York 10004

                         ------------------------------
                                 PROXY STATEMENT
                         ------------------------------

                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 24, 2004

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Smith Barney World Funds, Inc. (the "Company") on behalf of one of its series, Global Government Bond Portfolio (the "Portfolio"), for use at the Special Meeting of Shareholders to be held at Citigroup Center, 153 East 53rd Street, 14th Floor, Conference Room, New York, New York 10022 on September 24, 2004 at 10:00 a.m., local time, and at any and all adjournments thereof (the "Special Meeting" or the "Meeting").

      The Board is furnishing this Proxy Statement in connection with the solicitation of proxies for the Special Meeting, at which shareholders will be asked to consider and approve the proposals described below. This Proxy Statement, the Notice of Special Meeting and the proxy card are first being mailed to shareholders on or about August 19, 2004 or as soon as practicable thereafter.

      The close of business on July 30, 2004 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting and all adjournments thereof.

      The proposals to be considered at the meeting are: (a) a change in the Portfolio's investment objective and (b) the elimination of a fundamental investment policy of the Portfolio, both of which require shareholder approval. As discussed in further detail below, the Board has approved, and recommends for approval by shareholders of the Portfolio, a proposal to change the Portfolio's investment objective from the current objective of "high current income and capital appreciation consistent with its policy of investing principally in high quality bonds of the United States and foreign governments" to a new primary investment objective of "total return" with a secondary investment objective of "current income." The Board also recommends that shareholders approve the elimination of the Portfolio's current fundamental investment policy that limits its ability to engage in futures and options on futures activities for "non-hedging" purposes. This policy requires the Portfolio to abide by limits that were previously imposed by rules of the Commodity Futures Trading Commission ("CFTC") but which the CFTC has eliminated for mutual funds. Shareholders of the Portfolio are being asked to vote on the change in the


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

Portfolio's investment objective separately from the vote on the elimination of the Portfolio's current fundamental investment policy on futures and options on futures. Shareholders should be aware, however, that the manager will implement the changes in the Portfolio's investment policies described in this Proxy Statement only if both Proposal 1(a) and 1(b) are approved by shareholders. If one but not both of the Proposals is approved by shareholders the manager will continue to manage the Portfolio according to its current investment objective and policies, but will consider other possible courses of action in the near term, including liquidating the Portfolio.

      If shareholders approve the proposals, the Portfolio will invest at least 80% of its net assets in inflation-protected securities issued by U.S. and non-U.S. governments, their agencies or instrumentalities and corporations that are structured to provide protection against inflation, certain other fixed income securities that the manager believes will provide protection against inflation and derivatives related to such securities. The Portfolio's name will be changed to "Smith Barney Inflation Management Fund" and its performance benchmark will be changed to the Lehman Brothers Global Real: U.S. TIPS Index. The Board has also approved a reduction in the Portfolio's management fees.

      Portfolio shareholders who want to continue to invest in a mutual fund that invests primarily in the global bond markets should consult their Smith Barney Financial Consultants or Service Agents regarding alternatives. Smith Barney will waive the contingent deferred sales charge for any shareholder who redeems Portfolio shares during the period from August 19, 2004 to September 30, 2004.

      The cost of soliciting proxies and the expenses incurred in preparing this Proxy Statement and its enclosure will be borne by Smith Barney Fund Management LLC, the Portfolio's manager ("SBFM" or the "manager"), and/or one of its affiliates. Solicitation costs are expected to be approximately $15,000. In addition, the manager and/or one of its affiliates will reimburse brokerage firms or other record holders for their expenses in forwarding solicitation materials to beneficial owners of shares of the Portfolio. Proxy solicitations will be made primarily by mail, but proxy solicitations also may be made by telephone or personal interview conducted by officers and regular employees of the manager, Citigroup Global Markets Inc. ("CGM"), an affiliate of the manager, or PFPC Inc., which has been engaged by the manager to assist in the proxy solicitation and tabulation of votes.

      The Company currently issues four classes of shares of common stock of the Portfolio, par value $0.001 per share ("Shares"), Class A, Class B, Class C and Class Y. For purposes of the matters to be considered at the Meeting, all Shares will be voted as a single class. As of the Record Date, the Portfolio had ___________ Shares of common stock outstanding. Each Share is entitled to one vote, and any fractional Share is entitled to a fractional vote.

      If the enclosed proxy is properly executed and returned in time to be voted at the Meeting, the Shares represented thereby will be voted in accordance with the instructions marked thereon. Unless instructions to the contrary are marked on the proxy, it will be voted FOR each proposal. The presence in person or by proxy of stockholders of one-third of the aggregate number of shares of common stock of the Portfolio outstanding and entitled to vote at the Meeting shall constitute a quorum at the Special Meeting. Abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as Shares that are present for purposes of determining the presence of a quorum for transacting business at the Meeting. Approval of each proposal requires the affirmative vote of the holders of a "majority of the outstanding voting securities" of the Portfolio as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), which means the lesser of (i) 67% or more of the voting securities of the Portfolio present or represented by proxy at the Meeting, if the holders of more than 50% of the Portfolio's outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Portfolio. For purposes of the vote on a proposal, abstentions and broker non-votes will have the effect of votes against that proposal. Any shareholder who has given a proxy has the right to revoke it at any time prior to its exercise either by attending the Meeting and voting his or her Shares in person or by submitting a letter of revocation or a later-dated proxy to the Portfolio at the above address or by telephone, by facsimile or through the Internet prior to the date of the Meeting.

      If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve a proposal are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the proposals that are the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any such adjournment will require the affirmative vote of the holders of a majority of the Shares represented at the Meeting in person or by proxy. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of a proposal and will vote against any such adjournment those proxies to be voted against that proposal.

      As of the Record Date, to the knowledge of the Company, no single shareholder or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934) owned of record or beneficially 5% or more of the outstanding Shares of the Portfolio [except as follows:]. [As of the Record Date, the officers and Directors of the Portfolio as a group owned less than 1% of the Portfolio's outstanding Shares.]

      Shareholders may vote (1) by mail: simply enclose the executed proxy card in the postage-paid envelope found within the proxy package; (2) by Internet: access the website listed on the proxy card; you will need the control number located on the proxy card; (3) by touch-tone telephone: dial the toll-free number listed on the proxy card; you will need the control number located on the proxy card; (4) by facsimile: send your signed proxy card to the toll-free fax number listed on the proxy card; or (5) in person at the Special Meeting.

      If the Portfolio records votes by touch-tone telephone, by facsimile or through the Internet, it will use procedures designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their Shares in accordance with their instructions, and to confirm that their instructions have been properly recorded. Proxies voted by telephone, by facsimile or through the Internet may be revoked at any time before they are voted, as described above.

      The principal executive office of the Portfolio is located at 125 Broad Street, New York, New York 10004. The manager is part of Citigroup Asset Management ("CAM"), a group of investment adviser affiliates of Citigroup, Inc. ("Citigroup"). The manager's address is 399 Park Avenue, New York, New York 10022. The manager selects the Portfolio's investments and oversees its operations. The manager and CGM are subsidiaries of Citigroup.

      The Portfolio provides annual and semiannual reports to its shareholders that provide additional information about the Portfolio's investments and discuss the market conditions and investment strategies that significantly affected the Portfolio's performance during its last fiscal year. You may receive an additional copy of the most recent annual report of the Portfolio and a copy of any more recent semiannual report, without charge, by calling the Portfolio at (800) 451-2010 or by writing to the Portfolio at Smith Barney World Funds, Inc. - Global Government Bond Portfolio, 125 Broad Street, New York, New York 10004.

                                 PROPOSAL 1(a):
                         CHANGE IN INVESTMENT OBJECTIVE

      The Board has approved, and recommends that shareholders of the Portfolio approve, a proposal to change the Portfolio's primary investment objective to "total return" with a secondary investment objective of "current income." The Portfolio's current investment objective is a fundamental policy that cannot be changed without shareholder approval. If Proposal 1(a) is approved, the new investment objective also will be a fundamental policy that cannot be changed without shareholder approval. The Board approved this proposal at a meeting held on June 9, 2004. For the reasons described below, the Board believes that the proposed change is in the best interests of shareholders.

                                   Discussion

      Existing Investment Objective and Policies. The Portfolio's current investment objective is high current income and capital appreciation consistent with its policy of investing principally in high quality bonds of the United States and foreign governments. To achieve this objective, the Portfolio currently invests, under normal market conditions, at least 80% of its net assets, plus any borrowings for investment purposes, in high quality bonds issued or guaranteed by the United States or foreign governments, their political subdivisions or their agencies, authorities, or instrumentalities.

      Proposed New Investment Objective and Policies. The proposed new primary investment objective is total return with a secondary investment objective of current income. If shareholders approve the new investment objective, the Portfolio will change its investment policies so that at least 80% of its net assets, plus any borrowings for investment purposes, will be invested in inflation-protected securities issued by U.S. and non-U.S. governments, their agencies or instrumentalities and corporations that are structured to provide protection against inflation, and certain other fixed income securities that the manager believes will provide protection against inflation. Inflation-protected securities are fixed income securities that are structured to provide protection against inflation and whose principal value or coupon (stated interest rate) is periodically adjusted according to the rate of inflation. If the index measuring inflation falls, the principal value or coupon of inflation- protected securities will be adjusted downward. Consequently, the interest payable on these securities will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is not guaranteed for inflation-protected securities. As a result, the adjusted principal value of the bond repaid at maturity may be less than the original principal. Inflation-protected securities will include U.S. Treasury Inflation Protected Securities ("U.S. TIPS") as well as other bonds issued by U.S. and non-U.S. government agencies or instrumentalities or corporations and derivatives related to such securities. U.S. TIPS are fixed income securities issued by the U.S. Department of the Treasury, the principal amounts of which are adjusted daily based upon changes in the rate of inflation (currently represented by the non-seasonally adjusted Consumer Price for All Urban Consumers, commonly known as the "CPI," calculated with a three-month lag). U.S. TIPS pay interest semi-annually, equal to a fixed percentage of the inflation-adjusted principal amount. The interest rate on these bonds is fixed at issuance, but over the life of the bond this interest may be paid on an increasing or decreasing principal amount that has been adjusted for inflation. Repayment of the original bond principal upon maturity (as adjusted for inflation) is not guaranteed. The current market value of U.S. TIPS is not guaranteed and will fluctuate.

      In addition, if shareholders approve the new investment objective, the Portfolio may invest in other fixed income securities that the manager believes will provide protection against inflation, including floating rate and other short duration securities.

Floating rate securities bear interest rates that are not fixed but vary with changes in specified market rates or indices, such as prime rate, and at specified intervals. The Portfolio also would be able to invest in interest only securities ("IOs"), which are a form of stripped mortgage-backed security that receives all of the interest on a pool of mortgage assets (while another class, the principal only or "PO" class, receives all of the principal). The securities in which the Portfolio would be able to invest include dollar and non-dollar denominated securities, mortgage- and asset-backed securities and derivative instruments such as options, futures contracts, mortgage dollar rolls and swap agreements.

      Under normal market conditions, the average credit quality of the Portfolio will be between A and AAA rated by the Standard & Poor's Division of The McGraw-Hill Companies, Inc. ("S&P") or between A2 and Aaa rated by Moody's Investors Service Inc. ("Moody's"). The Portfolio may also invest in unrated securities that the manager, in its reasonable judgment, determines to be of the same credit quality as the rated securities. Average portfolio duration (a measure of the Portfolio's sensitivity to interest rates) is expected to be between one and eight years.

      If shareholders approve the proposal, it is anticipated that the new investment objective and policies for the Portfolio will become effective on or about October 1, 2004, or as soon as practicable thereafter. It is expected that approximately 85% of the Portfolio's current portfolio securities will have to be sold to effect the new investment objective and policies, and any capital gains resulting from such sales will be distributed to the Portfolio's shareholders.

      The change in the Portfolio's investment objective and policies presents different risks, as well as the potential for higher total return, as compared with the Portfolio's current investment objective and policies. See "Risk Factors" below. There is no assurance that the Portfolio will achieve its investment objective.

      Factors Considered by the Board. The Board considered the manager's belief that current market conditions in the global income category do not provide a positive outlook for the Portfolio. The manager informed the Board that it expects that, due to market conditions and other factors described below, Portfolio assets will continue to decline within the foreseeable future, total operating expenses will continue to rise and, consequently, the Portfolio may eventually cease to be of viable size. The Board considered the manager's belief that in light of the Portfolio's declining asset base and current and foreseeable market conditions, the Portfolio would not likely be able successfully to satisfy the reasonable investment objectives of shareholders and other investors. The Board also considered the Portfolio's underperformance relative to its benchmark and competitor funds over the past 10 years. The Board considered the manager's proposal that the new investment objective and policies will provide shareholders with the potential to benefit from the combination of improved performance from the inflation management investment strategy, reduced expenses and the growth in Portfolio assets that may be reasonably anticipated based on the interest investors have shown in funds employing similar investment strategies. The Board considered that in May 2004, an affiliate of the manager launched the Salomon Brothers Inflation Management Fund, a closed-end fund that follows investment strategies similar to those proposed for the Portfolio, which has raised approximately $220 million to date.

      The Board considered that the Portfolio was introduced in 1991 at a time when investors were looking overseas for higher returns than were available from U.S. bonds. At that time, foreign government bonds offered the potential for higher yields and total return from managers who could profit from successful assessment of the credit risks in various foreign countries and currency fluctuations against the U.S. dollar. In the period since the Portfolio's inception, however, market conditions have changed significantly, with the result that the global income category generally has experienced net outflows over the last several years. Among other developments, the advent of the euro eliminated the individual currency markets in Europe in which the Portfolio invested. The Portfolio's asset size of $81 million as of June 30, 2004 represents a decline of approximately 42% over the last five years, with redemptions outpacing new sales during this period, and it is expected that the Portfolio will continue to suffer net redemptions. Furthermore, in evaluating the proposal to change the Portfolio's investment objective, the Board considered that the Portfolio had consistently underperformed its benchmark and similar funds in its Lipper category.

      The Board also noted that Smith Barney Allocation Series Inc., a "fund of funds" that invests in other Smith Barney funds ("Allocation Series"), has informed the manager that it will redeem its total current holdings of about $40 million in the Portfolio and will cease future investments. The manager informed the Board that it anticipated that the loss of $40 million in outstanding shares would result in an increase of 8% in the Portfolio's operating expenses, from a total expense ratio of 1.35% for Class A shares to 1.46%. The manager informed the Board that it would consider waiving its advisory fees and/or reimbursing certain expenses to offset the effects of the redemption by Allocation Series for a limited time period. However, given the waning attractiveness of global income funds as an asset class generally, the current and anticipated rate of net redemptions, and the Portfolio's past record of underperformance, the manager did not anticipate that such assistance would be effective in preventing the further erosion of Portfolio assets and, indeed, anticipated that the redemption by Allocation Series would further accelerate the decline in the Portfolio's assets.

      After considering other options, the Board determined that changing the Portfolio's investment objective would be preferable to a merger or liquidation of the Portfolio. The Board took note of the manager's belief that restructuring the Portfolio as an inflation-protected fixed income fund would benefit current Portfolio shareholders. The inflation management strategy focuses on inflation-protected securities issued by U.S. and non-U.S. governments, their agencies or instrumentalities and corporations that are structured to provide protection against inflation, and certain other fixed income securities that the manager believes will provide protection against inflation. Inflation-protected securities would include U.S. TIPS, as well as other bonds issued by the U.S. and non-U.S. government agencies or instrumentalities or corporations, and derivatives related to these securities. The Board also considered that asset growth industry-wide in the Lipper Global Income category has significantly lagged growth in the US Treasury Inflation Protected category (where inflation management funds are classified) in recent years, with assets in the US Treasury Inflation Protected category totaling $28 billion as of January 1, 2004, versus $13 billion in the Global Income category.

      The Board reviewed information presented by the manager regarding the anticipated changes to the Portfolio's securities as a result of the new investment policies and took note of the manager's statement that the portfolio restructuring will result in the sale of approximately 85% of the Portfolio's securities and the realization of capital gains to be distributed to shareholders. The Board acknowledged that, as of May 24, 2004, it was anticipated that the sales would result in capital gain distributions of $0.42 per share, which are taxable to Portfolio shareholders who do not hold their shares in a tax-advantaged account. However, if the Portfolio were to be liquidated, the manager anticipated capital gains of approximately $0.68 per share. The Board also took note of the manager's belief that merging the Portfolio into another fund in the Smith Barney fund family was not a viable alternative since there is no other fund with similar investment policies that would make it a suitable candidate for a tax-free reorganization. Thus, a merger into another fund would also likely result in the realization of taxable capital gains to be distributed to shareholders. Finally, the Board noted the manager's belief that the proposed investment objective and policies present different, and potentially lower, risks than the Portfolio's current investment objective and policies. See "Risk Factors" below.

      The Board considered that the manager and its affiliates would benefit from the restructuring of the Portfolio as well, because the manager will be able to pursue a new investment objective and employ a new investment strategy with the assets of shareholders who remain in the Portfolio, rather than starting a new fund. In addition, the costs associated with restructuring the Portfolio as an inflation management fund would be lower than the costs of starting a new fund. While the proposed restructuring would benefit the manager and its affiliates, the Board believes that, for the reasons described above, it would be in the shareholders' interests.

      After reviewing the above information provided by the manager, the Board of Directors, including those Directors who are not "interested persons" of the manager (the "Independent Directors"), unanimously approved the proposed changes to the Portfolio's investment objective and policies and the Portfolio's name and performance benchmark. The Independent Directors were advised by independent legal counsel throughout this process.

      Proposed Reduction in Management Fees. The Portfolio currently pays a management fee at the annual rate of 0.75% of its average daily net assets, calculated daily and payable monthly. In connection with the proposed changes in the Portfolio's investment objective and policies, the manager advised the Board that it would reduce the Portfolio's management fees to 0.60% of the Portfolio's average daily net assets. The lower management fee is comparable to that paid by other inflation management funds.

      Additional Changes as a Result of the Proposal. If shareholders approve the proposed investment objective, the Portfolio's name will be changed to Smith Barney Inflation Management Fund and the Portfolio's benchmark will be changed from the JP Morgan Global Government Bond Index to the Lehman Brothers Global
Real: U.S. TIPS Index, which is considered a more appropriate index in light of the anticipated composition of the Portfolio's portfolio of securities. The JP Morgan Global Government Bond Index is a daily market-capitalization weighted, international fixed-income index consisting of 13 countries. The Lehman Brothers Global Real: U.S. TIPS Index is an unmanaged market index comprised of inflation linked Treasury securities.

      In connection with the change in the Portfolio's investment strategy, the Portfolio's existing Class C shares will be redesignated as Class O shares. Class O shares will be subject to the same Rule 12b-1 fees as existing Class C shares and otherwise be identical to such shares. Only existing Class C shareholders will be permitted to purchase Class O shares. If the new investment objective is approved, the Portfolio will issue new Class C shares which will bear 12b-1 distribution fees at the rate of 0.75% of average daily net assets but will not be subject to a contingent deferred sales charge upon redemption. In addition, the initial sales charge on Class A shares would be reduced from a maximum sales load schedule starting at 4.50% to a sales load schedule starting at 2.00% for purchases up to $499,999. All Class A share purchases of $500,000 or more would continue to be at net asset value, subject to a 1% contingent deferred sales charge if redeemed during the first year. Class B shares will be issued only upon exchange of shares from another Smith Barney fund.

                                  Risk Factors

      Shareholders of the Portfolio should be aware that the proposed changes in the Portfolio's investment objective and policies would mean that the Portfolio would be subject to different risks than are presented by its current objective and policies. Since the Portfolio currently invests principally in the global bond markets, the Portfolio's principal risks are the following:

      o the risk that government bond investments will lose their value due to an increase in market interest rates in one or more regions, a decline in a government's credit rating or financial condition or a default by a government;
      o the risk that adverse governmental action or political, economic or market instability will adversely affect a foreign country or region;

      o the risk that the Portfolio will suffer investment losses because less information is available about foreign issuers and markets due to less rigorous accounting and regulatory standards than in the U.S.

      The Portfolio's proposed investment objective and policies would expose it to the risks of investment in inflation-protected securities. A fund that invests in inflation-protected securities may not perform as well as other investments if:

      o nominal interest rates increase at a faster rate than inflation, causing real interest rates to rise and leading to a decrease in value of inflation-protected securities;
      o     the value of inflation-protected securities held by the Portfolio fluctuates in response to changes in real interest rates;
      o     investors in the fund do not reinvest income distributions from inflation adjustments, thereby failing to maintain the full potential of their investment to seek protection against inflation over the long term;
      o interest rates rise, causing the prices of fixed income securities to decline and reducing the value of the Portfolio's portfolio securities;
      o interest rates decline, causing the issuers of securities held by the Portfolio to exercise their option to prepay principal earlier than scheduled and forcing the Portfolio to reinvest in lower yielding securities; this is known as prepayment risk;
      o during periods of rising interest rates, slower than expected principal payments may extend the average life of fixed income securities held by the Portfolio, locking in below market interest rates and reducing the value of these securities; this is known as extension risk;
      o the issuer of a security owned by the Portfolio defaults in its obligation to pay principal and/or interest, or the security's credit rating is downgraded;
      o adverse governmental action or political, economic or market instability affects a foreign country or region; or
      o the manager's judgment about the attractiveness, relative yield, value or potential appreciation of a particular security proves to be incorrect.

      Under the proposed investment objective, the Portfolio will remain subject to the risk that the manager's judgments about interest rates or the attractiveness, value or income or growth potential of a particular security will prove to be incorrect, and to the risks of investing in the securities of foreign issuers. Less information about non-U.S. issuers or markets may be available due to less rigorous disclosure and accounting standards or regulatory practices. Many non-U.S. markets are smaller, less liquid and more volatile than U.S. markets. In a changing market, the manager may not be able to sell portfolio securities in amounts and at prices the manager considers reasonable.

      The manager believes that the principal risks associated with the new investment strategy do not exceed the risks associated with the current strategy.

                                Portfolio Manager

      David A. Torchia and Frederick Marki will each serve as the Portfolio's portfolio co-manager if the Proposals are approved by shareholders. Mr. Torchia has 18 years of industry experience, with the last 14 of those years with CAM. Mr. Marki has 21 years of industry experience, with the last 13 of those years with CAM. Mr. Torchia also serves as the portfolio co-manager for Smith Barney Investment Grade Bond Fund, Smith Barney Managed Governments Fund, SB Adjustable Rate Income Fund and the SB Adjustable Rate Income Portfolio of Travelers Series Fund Inc. and is one of several managers of the Smith Barney Diversified Strategic Income Fund.

                                  Required Vote

      As noted above, approval of Proposal 1(a) requires the affirmative vote of a "majority of the outstanding voting securities" of the Portfolio, as defined in the 1940 Act.

      THE BOARD OF DIRECTORS OF THE PORTFOLIO, INCLUDING THE INDEPENDENT DIRECTORS, RECOMMENDS THAT YOU VOTE "FOR" THE CHANGE IN INVESTMENT OBJECTIVE.

                                 PROPOSAL 1(b):
                  ELIMINATION OF FUNDAMENTAL INVESTMENT POLICY

      The Board has approved, and recommends that shareholders of the Portfolio approve, a proposal to eliminate the Portfolio's fundamental investment policy that limits its ability to engage in futures and options on futures activities for "non-hedging" purposes. This policy requires the Portfolio to abide by limits that were previously imposed by rules of the CFTC but which the CFTC has eliminated. The elimination of this policy is necessary for the Portfolio to implement the new investment objective and policies.

Discussion

      The Portfolio is currently subject to the following fundamental investment policy:

      The Portfolio may not enter into a Futures Contract or a commodity option other than for bona fide hedging purposes and, if, as a result thereof, more than 5% of the Portfolio's total assets (taken at market value at the time of entering into the contract or commodity option) would be committed to initial margin on futures contracts and premiums on commodity options all within the meaning of Regulation 4.5 of the CFTC.

      In August 2003, the CFTC adopted rule amendments that eliminated these restrictions on commodity trading by entities that rely on exemptions from CFTC Rule 4.5, such as mutual funds. Rule 4.5 excludes mutual funds, banks, insurance companies and fiduciaries, trustees and sponsors of ERISA plans from the definition of commodity pool operator ("CPO") with respect to certain accounts that they manage if certain requirements are met, including limitations on the amount of the accounts' commodity interest trading for non-hedging purposes. Prior to August 2003, Rule 4.5 imposed a limit of 5% of total assets on such entities' use of futures and options for non-hedging purposes. Because this limit is no longer in effect, mutual funds now have greater flexibility to use futures and options for non- hedging purposes without being subject to regulation as CPOs.

      The Portfolio's fundamental investment policy that limits its ability to engage in futures and options on futures activities for non-hedging purposes embodies the pre-August 2003 Rule 4.5 standard and is therefore more restrictive than current law. Accordingly, eliminating the Portfolio's fundamental investment policy would afford the Portfolio greater investment flexibility consistent with amended Rule 4.5. The manager expects that the Portfolio will use derivatives as part of the new inflation management investment strategy described above and advised the Board that the manager would be unable to manage the Portfolio under its proposed new investment objective and policies if that limit were retained. Therefore, the Board believes that it is in the Portfolio's best interest to eliminate the fundamental investment policy. As noted above, if shareholders approve either Proposal 1(a) or 1(b) but not the other proposal, the manager will continue to manage the Portfolio according to its investment objectives and policies but will consider other possible courses of action in the near term, including liquidating the Portfolio.

                                  Required Vote

      As noted above, approval of the proposal requires the affirmative vote of a "majority of the outstanding voting securities" of the Portfolio, as defined in the 1940 Act.

      THE BOARD OF DIRECTORS OF THE PORTFOLIO, INCLUDING THE INDEPENDENT DIRECTORS, RECOMMENDS THAT YOU VOTE "FOR" THE ELIMINATION OF THE FUNDAMENTAL INVESTMENT POLICY.

                             ADDITIONAL INFORMATION

Proposals of Shareholders

      The Company does not hold regular shareholder meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a shareholder meeting subsequent to the Special Meeting, if any, should send their written proposals to the Secretary of the Company at the address set forth on the cover of this Proxy Statement. The deadline is a reasonable time before the Company begins to print and mail its proxy materials. The timely submission of a proposal does not guarantee its inclusion.

      For business to be properly brought before a subsequent meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, any such notice must be delivered to or mailed and received at the principal executive offices of the Company no later than sixty days prior to the date of the meeting; provided, however, that if less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, any such notice by a shareholder to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual or special meeting was given or such public disclosure was made. Any such notice by a shareholder shall set forth as to each matter the shareholder proposes to bring before the annual or special meeting, (i) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (iii) the class and number of Shares of the Company which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. The timely submission of a notice does not guarantee that it will be acted upon at the meeting because the matter must be a proper subject for action at the meeting.

Shareholders' Request for Special Meeting

      The Board will call a meeting for the purpose of voting to remove directors upon a vote of shareholders holding at least 10% of the Company's outstanding Shares and the Company will assist shareholders in calling such a meeting.

Other Matters To Come Before the Special Meeting

      The Company does not intend to present any other business at the Special Meeting, nor is it aware that any shareholder intends to do so. If, however, any other matters are properly brought before the Special Meeting, the persons named in the accompanying proxy card will vote thereon in accordance with their judgment.

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE (UNLESS YOU ARE VOTING BY TOUCH-TONE TELEPHONE OR FAX OR THROUGH THE INTERNET).

                                             By order of the Board of Directors,

                                             Robert I. Frenkel
                                             Secretary

Dated: August ___, 2004

                                                                       Exhibit A

                               FORM OF PROXY CARD

         VOTE THIS PROXY CARD TODAY! YOUR PROMPT RESPONSE WILL SAVE THE
                         EXPENSE OF ADDITIONAL MAILINGS

           * Please fold and detach card at perforation before mailing *

                         SMITH BARNEY WORLD FUNDS, INC.
                                  on behalf of
                        GLOBAL GOVERNMENT BOND PORTFOLIO

MEETING: September 24, 2004 at [____]  PROXY SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned holder of shares of the Global Government Bond Portfolio (the "Portfolio"), a series of Smith Barney World Funds, Inc., hereby appoints
R. Jay Gerken, Andrew B. Shoup, Robert I. Frenkel, Thomas C. Mandia and Marc De Oliveira attorneys and proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Portfolio that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Portfolio to be held at The Citigroup Center, 153 East 53rd Street, 14th Floor, New York, New York 10048 on September 24, 2004 at [______], and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated [August ___], 2004 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

                                    PLEASE SIGN, DATE AND RETURN PROMPTLY IN
                                        THE ENCLOSED ENVELOPE


                                    Date: _______________, 2004

                                    Note: Please sign exactly as your name
                                    appears on this Proxy. If joint owners,
                                    EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.


                                    --------------------------------------------



                                    --------------------------------------------
                                    Signature(s) Title(s), if applicable

          * Please fold and detach card at perforation before mailing *

      Please indicate your vote by an "X" in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH PROPOSAL.

                                                         FOR   AGAINST   ABSTAIN

      1(a)  To approve a change in the Portfolio's       |_|     |_|       |_|
            investment objective.

      1(b)  To approve the elimination of a              |_|     |_|       |_|
            fundamental investment policy of the
            Portfolio.

      2 To transact any other business which may properly come before the Meeting or any adjournment thereof.


     NOTE: YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED ON THE REVERSE SIDE.


                                      A-2